                                EXHIBIT NO. 23(a)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of United States Surgical Corporation on Form S-8 of our report dated January 21, 1997, appearing in the Annual Report on Form 10-K on page F-2 of United States Surgical Corporation for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
Stamford, Connecticut
June 11, 1997